Exhibit (h)(viii)

THIRD AMENDMENT TO FUND

PFO/TREASURER AGREEMENT

This third amendment (“Amendment”) to the Fund PFO/Treasurer Agreement (the “Agreement”) dated as of January 8, 2021, by and between JOHCM Funds Trust on behalf of each of its series (“Series”) and Foreside Fund Officer Services, LLC (“Foreside”) is entered into as of June 15, 2023 (the “Effective Date”).

WHEREAS, Series and Foreside (“Parties”) desire to amend Appendix A to the Agreement to reflect an updated Funds list; and

WHEREAS, Section 12(i) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by the Appendix A attached hereto which reflects an updated Funds list.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

JOHCM FUNDS TRUST		FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/Jonathan Weitz	By:	/s/ Kelly Whetstone
Name:	Jonathan Weitz	Name:	Kelly Whetstone
Title:	President	Title:	Secretary

Appendix A

Dated as of June 15, 2023

Series of JOHCM Funds Trust subject to this Agreement

JOHCM Emerging Markets Opportunities Fund

JOHCM Emerging Markets Discovery Fund

(formerly the JOHCM Emerging Markets Small Mid Cap Equity Fund)

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

AGREED AND ACKNOWLEDGED:

JOHCM FUNDS TRUST, on behalf of itself and each of its series as set forth on this Exhibit A

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	President

FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/ Kelly Whetstone
Name:	Kelly Whetstone
Title:	Secretary